Exhibit 99.1

Alcoa Corporation Reports Second Quarter 2017 Results

Cash balance over $950 million, up $150 million sequentially

PITTSBURGH--(BUSINESS WIRE)--July 19, 2017--Alcoa Corporation (NYSE: AA):

2Q 2017 Results1

  Net income of $75 million, or $0.40 per share
  Excluding special items, adjusted net income of $116 million, or $0.62 per share
  Adjusted earnings before interest, tax, depreciation, and amortization (EBITDA), excluding special items, of $483 million, down 9 percent sequentially on lower alumina prices
  Revenue of $2.9 billion, up 8 percent sequentially, on higher shipments
  $954 million cash balance and $1.4 billion of debt for net debt of $0.5 billion as of June 30, 2017
  Company tightened its 2017 outlook for adjusted EBITDA, excluding special items, to $2.1 billion to $2.2 billion2

M, except per share amounts	2Q16	1Q17	2Q17
Revenue	$2,323	$2,655	$2,859
Net (loss) income attributable to Alcoa Corporation	$(55)	$225	$75
Earnings per share attributable to Alcoa Corporation	$(0.29)	$1.21	$0.40
Adjusted net (loss) income	$(44)	$117	$116
Adjusted earnings per share	$(0.23)	$0.63	$0.62
Adjusted EBITDA excluding special items	$310	$533	$483

______________________________________________________________________

1 Alcoa Corporation became an independent, publicly traded company on November 1, 2016. Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the financial results of Alcoa Corporation for the first ten months of 2016 (including the first month of fourth quarter 2016) were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations, financial position, and cash flows had it been a standalone company during the referenced period. See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on March 15, 2017 for additional information.

2 Based on actual results for 1H17, outlook for 2H17 at $1,900 LME, $305 API, and updated regional premiums and foreign currencies.

______________________________________________________________________

Alcoa Corporation (NYSE: AA), a global leader in bauxite, alumina, and aluminum products, today reported second quarter 2017 results. On a sequential basis, the Company increased revenue on higher shipments and grew its cash balance. Alcoa additionally maintained solid profitability despite lower alumina pricing.

The Company tightened its outlook for full-year adjusted 2017 EBITDA, excluding special items, to $2.1 to $2.2 billion, from $2.1 to $2.3 billion, based on current market assumptions. In addition, Alcoa now expects negative $50 million in net performance for full year 2017, as strength in the global aluminum market drives up input costs.

“Alcoa generated solid profitability in the second quarter with strong cash flow that grew our cash balance to more than $950 million,” said Roy Harvey, President and Chief Executive Officer. “Through the first half of the year, our adjusted EBITDA topped $1 billion, and we expect improvements in the second half of 2017, despite higher input costs.”

Harvey continued: “We are pursuing a simple set of strategic priorities to reduce complexity, drive returns and strengthen the balance sheet, and we will continue to base each of our decisions on these three key levers for the benefit of our stockholders.”

In second quarter 2017, Alcoa reported net income of $75 million, or $0.40 per share. Results include the negative impact of $41 million in special items, primarily for certain tax items and additional restructuring charges related to previous actions. Second quarter 2017 results compare to first quarter 2017 net income of $225 million, or $1.21 per share, which included a $120 million gain from the sale of the Yadkin Hydroelectric Project.

Excluding the impact of special items, second quarter 2017 adjusted net income was $116 million, or $0.62 per share. In first quarter 2017, Alcoa’s adjusted net income was $117 million, or $0.63 per share, excluding special items.

Alcoa reported second quarter 2017 adjusted EBITDA excluding special items of $483 million, down 9 percent from $533 million in first quarter 2017. The decline was mainly due to lower alumina prices, which rebounded late in the quarter, partially offset by higher aluminum prices and other factors.

In second quarter 2017, Alcoa reported revenue of $2.9 billion, up 8 percent sequentially, reflecting higher shipments across its product portfolio.

The Company’s second quarter cash from operations was $311 million and free cash flow was $223 million. Alcoa ended second quarter 2017 with cash on hand of $954 million with $1.4 billion of debt for net debt of $0.5 billion. The Company reported 18 days working capital.

On July 11, 2017, Alcoa announced plans to restart three of five potlines at its Warrick Operations smelter to supply the co-located rolling mill. The Company based its decision on its ability to increase the integrated asset’s capacity utilization, the smelter’s ability to directly supply molten metal to the mill, and the mill’s anticipated production increase of flat-rolled aluminum for the food and beverage can packaging industry.

Market Update

For 2017, Alcoa continues to project relatively balanced global markets for bauxite and alumina with a modest surplus for aluminum.

In global alumina, Alcoa now projects the market to range from being in balance to a slight deficit of 800 thousand metric tons in 2017, an improvement from the range of balanced to slight surplus expected in the first quarter of 2017.

In global aluminum, the Company maintains its expectation for a modest global surplus between 300 thousand to 700 thousand metric tons. Alcoa has increased its 2017 forecast for global aluminum demand growth to a range of 4.75 to 5.25 percent, up from 4.5 to 5 percent in the first quarter of 2017.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) on Wednesday, July 19, 2017 to present second quarter 2017 financial results, discuss the business and review market fundamentals.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing at approximately 4:15 p.m. EDT on July 19th on the same website. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding Company developments and financial performance through its website, www.alcoa.com.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products built on a foundation of strong values and operating excellence dating back nearly 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since inventing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability and stronger communities wherever we operate.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results or operating performance; and statements about strategies, outlook, business and financial prospects. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices and premiums, as applicable, for primary aluminum, alumina, and other products, and fluctuations in indexed-based and spot prices for alumina; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the markets served by Alcoa Corporation; (d) the impact of changes in foreign currency exchange rates on costs and results; (e) increases in energy costs; (f) changes in discount rates or investment returns on pension assets; (g) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (h) the inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, restarts, expansions, or joint ventures; (i) political, economic, and regulatory risks in the countries in which Alcoa Corporation operates or sells products; (j) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (k) the impact of cyberattacks and potential information technology or data security breaches; and (l) the other risk factors discussed in Item 1A of Alcoa Corporation’s Form 10-K for the fiscal year ended December 31, 2016 and other reports filed by Alcoa Corporation with the U.S. Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Alcoa’s consolidated financial information but is not presented in Alcoa’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. Alcoa Corporation believes that the presentation of non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release. Alcoa Corporation has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures due primarily to the variability and complexity in making accurate forecasts and projections, as not all of the information for a quantitative reconciliation is available to the company without unreasonable effort.

Alcoa Corporation and subsidiaries
Statement of Consolidated Operations (unaudited)
(dollars in millions, except per-share amounts)

	Quarter ended
	June 30,	March 31,	June 30,
	2016(2)	2017	2017
Sales	$2,323	$2,655	$2,859

Cost of goods sold (exclusive of expenses below)	1,941	2,043	2,309
Selling, general administrative, and other expenses	90	72	72
Research and development expenses	7	7	8
Provision for depreciation, depletion, and amortization	178	179	190
Restructuring and other charges	8	10	12
Interest expense	66	26	25
Other (income) expenses, net	(23)	(100)	6
Total costs and expenses	2,267	2,237	2,622

Income before income taxes	56	418	237
Provision for income taxes	68	110	99

Net (loss) income	(12)	308	138

Less: Net income attributable to noncontrolling interest	43	83	63

NET (LOSS) INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$(55)	$225	$75

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net (loss) income	$(0.29)	$1.23	$0.41
Average number of shares	182,471,195	183,816,083	184,240,686

Diluted:
Net (loss) income	$(0.29)	$1.21	$0.40
Average number of shares	182,471,195	186,303,547	186,385,250
(1)	The basic and diluted earnings per share for the quarter ended June 30, 2016 were calculated based on the 182,471,195 shares of Alcoa Corporation common stock distributed on November 1, 2016 in conjunction with the completion of Alcoa Corporation’s separation from its former parent company and are considered pro forma in nature. Prior to November 1, 2016, Alcoa Corporation did not have any issued and outstanding publicly-traded common stock.

(2)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the results of operations of Alcoa Corporation for the quarter ended June 30, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

Alcoa Corporation and subsidiaries
Statement of Consolidated Operations (unaudited), continued
(dollars in millions, except per-share amounts)

	Six months ended
	June 30,
	2016(2),(3)	2017
Sales	$4,452	$5,514

Cost of goods sold (exclusive of expenses below)	3,807	4,352
Selling, general administrative, and other expenses	175	144
Research and development expenses	18	15
Provision for depreciation, depletion, and amortization	355	369
Restructuring and other charges	92	22
Interest expense	130	51
Other expenses (income), net	16	(94)
Total costs and expenses	4,593	4,859

(Loss) income before income taxes	(141)	655
Provision for income taxes	86	209

Net (loss) income	(227)	446

Less: Net income attributable to noncontrolling interest	38	146

NET (LOSS) INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$(265)	$300

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net (loss) income	$(1.45)	$1.63
Average number of shares	182,471,195	184,000,248

Diluted:
Net (loss) income	$(1.45)	$1.61
Average number of shares	182,471,195	186,333,415

Common stock outstanding at the end of the period	–	184,257,057
(1)	The basic and diluted earnings per share for the six months ended June 30, 2016 were calculated based on the 182,471,195 shares of Alcoa Corporation common stock distributed on November 1, 2016 in conjunction with the completion of Alcoa Corporation’s separation from its former parent company and are considered pro forma in nature. Prior to November 1, 2016, Alcoa Corporation did not have any issued and outstanding publicly-traded common stock.

(2)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the results of operations of Alcoa Corporation for the six months ended June 30, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

(3)	In preparing the Statement of Combined Operations for the nine months ended September 30, 2016, management discovered that the amount of Research and development expenses previously reported for the six months ended June 30, 2016 included an immaterial error due to an over-allocation of such expenses of $10. Additionally, in preparing the Statement of Consolidated Operations for the year ended December 31, 2016, management discovered that the amount of Cost of goods sold previously reported for the six months ended June 30, 2016 included an immaterial error due to an under-allocation of LIFO expense of $10. As a result, management has revised Research and development expenses from the $28 previously reported to $18 and Cost of goods sold from the $3,797 previously reported to $3,807 for the six months ended June 30, 2016.

Alcoa Corporation and subsidiaries
Consolidated Balance Sheet (unaudited)
(in millions)

	December 31, 2016	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$853	$954
Receivables from customers	668	789
Other receivables	166	206
Inventories	1,160	1,287
Prepaid expenses and other current assets	334	347
Total current assets	3,181	3,583

Properties, plants, and equipment	22,550	22,971
Less: accumulated depreciation, depletion, and amortization	13,225	13,734
Properties, plants, and equipment, net	9,325	9,237
Investments	1,358	1,378
Deferred income taxes	741	784
Fair value of derivative contracts	468	259
Other noncurrent assets	1,668	1,688
Total assets	$16,741	$16,929

LIABILITIES
Current liabilities:
Accounts payable, trade	$1,455	$1,508
Accrued compensation and retirement costs	456	445
Taxes, including income taxes	147	144
Other current liabilities	742	492
Long-term debt due within one year	21	19
Total current liabilities	2,821	2,608
Long-term debt, less amount due within one year	1,424	1,418
Accrued pension benefits	1,851	1,748
Accrued other postretirement benefits	1,166	1,094
Asset retirement obligations	604	632
Environmental remediation	264	266
Noncurrent income taxes	310	348
Other noncurrent liabilities and deferred credits	604	616
Total liabilities	9,044	8,730

EQUITY
Alcoa Corporation shareholders’ equity:
Common stock	2	2
Additional capital	9,531	9,559
Retained (deficit) earnings	(104)	196
Accumulated other comprehensive loss	(3,775)	(3,803)
Total Alcoa Corporation shareholders' equity	5,654	5,954
Noncontrolling interest	2,043	2,245
Total equity	7,697	8,199
Total liabilities and equity	$16,741	$16,929

Alcoa Corporation and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(in millions)

	Six months ended
	June 30,
	2016(4)	2017
CASH FROM OPERATIONS
Net (loss) income	$(227)	$446
Adjustments to reconcile net (loss) income to cash from operations:
Depreciation, depletion, and amortization	355	369
Deferred income taxes	(28)	50
Equity income, net of dividends	20	14
Restructuring and other charges	92	22
Net gain from investing activities – asset sales	(32)	(116)
Net periodic pension benefit cost	23	55
Stock-based compensation	18	14
Other	15	(3)
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
(Increase) in receivables	(24)	(75)
Decrease (Increase) in inventories	42	(86)
(Increase) Decrease in prepaid expenses and other current assets	(11)	52
(Decrease) Increase in accounts payable, trade	(133)	19
(Decrease) in accrued expenses	(214)	(190)
(Decrease) in taxes, including income taxes	(125)	(44)
Pension contributions	(33)	(47)
(Increase) in noncurrent assets(1)	(179)	(46)
(Decrease) in noncurrent liabilities	–	(49)
CASH (USED FOR) PROVIDED FROM OPERATIONS	(441)	385

FINANCING ACTIVITIES
Net transfers from Parent Company	335	–
Cash paid to Arconic related to separation(2)	–	(247)
Net change in short-term borrowings (original maturities of three months or less)	(1)	3
Additions to debt (original maturities greater than three months)	–	3
Payments on debt (original maturities greater than three months)	(10)	(10)
Proceeds from the exercise of employee stock options	–	18
Contributions from noncontrolling interest	–	56
Distributions to noncontrolling interest	(84)	(155)
Other	–	(6)
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES	240	(338)

INVESTING ACTIVITIES
Capital expenditures	(172)	(159)
Proceeds from the sale of assets and businesses(3)	(13)	243
Additions to investments	(3)	(36)
Sales of investments	146	–
Net change in restricted cash	(1)	(4)
CASH (USED FOR) PROVIDED FROM INVESTING ACTIVITIES	(43)	44

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	19	10
Net change in cash and cash equivalents	(225)	101
Cash and cash equivalents at beginning of year	557	853
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$332	$954
(1)	The (Increase) in noncurrent assets line item for the six months ended June 30, 2016 includes a $200 prepayment related to a natural gas supply agreement for three alumina refineries in Western Australia, which are owned by Alcoa Corporation’s majority-owned subsidiary, Alcoa of Australia Limited.

(2)	On November 1, 2016, Alcoa Corporation separated from its former parent company (now named Arconic Inc.) into a standalone, publicly-traded company. In accordance with the terms of the related Separation and Distribution Agreement, Alcoa Corporation paid to Arconic Inc. the net after-tax proceeds of $243 from the sale of the Yadkin Hydroelectric Project.

(3)	Proceeds from the sale of assets and businesses for the six months ended June 30, 2016 includes a cash outflow for cash paid as a result of a post-closing adjustment associated with the December 2014 divestiture of an ownership stake in a smelter in the United States.

(4)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the cash flows of Alcoa Corporation for the six months ended June 30, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated cash flows had it been a standalone company during the referenced period. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

Alcoa Corporation and subsidiaries
Segment Information(1),(2) (unaudited)
(dollars in millions; bauxite production and shipments in millions of dry metric tons (mdmt); alumina and aluminum production and shipments in thousands of metric tons (kmt))

	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17
Bauxite:
Production(3) (mdmt)	11.3	10.8	11.1	11.8	45.0	11.1	11.0
Total shipments (mdmt)	11.2	11.8	11.7	12.2	46.9	11.6	11.5
Third-party sales	$44	$87	$93	$91	$315	$70	$80
Intersegment sales	$175	$182	$192	$202	$751	$219	$208
Adjusted EBITDA	$77	$99	$97	$102	$375	$110	$98
Depreciation, depletion, and amortization	$17	$19	$21	$20	$77	$18	$19

Alumina:
Production (kmt)	3,330	3,316	3,310	3,295	13,251	3,211	3,249
Third-party shipments (kmt)	2,168	2,266	2,361	2,276	9,071	2,255	2,388
Intersegment shipments (kmt)	1,257	1,137	1,140	1,169	4,703	947	1,152
Third-party sales	$496	$601	$585	$618	$2,300	$734	$749
Intersegment sales	$292	$321	$317	$377	$1,307	$361	$384
Adjusted EBITDA	$15	$114	$78	$171	$378	$297	$227
Depreciation and amortization	$45	$47	$47	$47	$186	$49	$53
Equity (loss) income	$(14)	$(7)	$(9)	$(10)	$(40)	$1	$(6)

Aluminum:
Primary aluminum production (kmt)	600	595	586	587	2,368	559	575
Third-party aluminum shipments (kmt)	764	770	761	852	3,147	801	833
Third-party sales	$1,552	$1,597	$1,600	$1,782	$6,531	$1,806	$1,988
Intersegment sales	$34	$2	$2	$4	$42	$4	$3
Adjusted EBITDA	$165	$180	$183	$152	$680	$206	$221
Depreciation and amortization	$103	$104	$103	$104	$414	$101	$108
Equity (loss) income	$(7)	$(10)	$(7)	$–	$(24)	$(7)	$3

Reconciliation of total segment Adjusted EBITDA to consolidated net (loss) income attributable to Alcoa Corporation:
Total segment Adjusted EBITDA	$257	$393	$358	$425	$1,433	$613	$546
Unallocated amounts:
Impact of LIFO	18	(1)	1	(28)	(10)	(14)	(8)
Metal price lag(4)	2	2	1	4	9	6	11
Corporate expense(5)	(36)	(50)	(47)	(44)	(177)	(34)	(36)
Provision for depreciation, depletion, and amortization	(177)	(178)	(181)	(182)	(718)	(179)	(190)
Restructuring and other charges	(84)	(8)	(17)	(209)	(318)	(10)	(12)
Interest expense	(64)	(66)	(67)	(46)	(243)	(26)	(25)
Other (expenses) income, net	(39)	23	106	(1)	89	100	(6)
Other(6)	(74)	(59)	(52)	(42)	(227)	(38)	(43)
Consolidated (loss) income before income taxes	(197)	56	102	(123)	(162)	418	237
Provision for income taxes	(18)	(68)	(92)	(6)	(184)	(110)	(99)
Net loss (income) attributable to noncontrolling interest	5	(43)	(20)	4	(54)	(83)	(63)
Consolidated net (loss) income attributable to Alcoa Corporation	$(210)	$(55)	$(10)	$(125)	$(400)	$225	$75
The difference between certain segment totals and consolidated amounts is in Corporate.

(1)	Effective in the first quarter of 2017, management elected to change the profit and loss measure of Alcoa Corporation’s reportable segments from After-tax operating income (ATOI) to Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) for internal reporting and performance measurement purposes. This change was made to enhance the transparency and visibility of the underlying operating performance of each segment. Alcoa Corporation calculates Adjusted EBITDA as Total sales (third-party and intersegment) minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; and Research and development expenses. Previously, Alcoa Corporation calculated ATOI as Adjusted EBITDA minus (plus) the following items: Provision for depreciation, depletion, and amortization; Equity loss (income); Loss (gain) on certain asset sales; and Income taxes. Alcoa Corporation’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Also effective in the first quarter of 2017, management combined Alcoa Corporation’s aluminum smelting, casting, and rolling businesses, along with the majority of the energy business, into a new Aluminum business unit. This new business unit is managed as a single operating segment. Prior to this change, each of these businesses were managed as individual operating segments and comprised the Aluminum, Cast Products, Energy, and Rolled Products segments. As a result, Alcoa Corporation’s operating and reportable segments are Bauxite, Alumina, and Aluminum.

Segment information for all prior periods presented was revised to reflect the new segment structure, as well as the new measure of profit and loss.

(2)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the financial results of Alcoa Corporation for all periods prior to fourth quarter 2016 were prepared on such basis. Additionally, the financial results of Alcoa Corporation for the first month of fourth quarter 2016 were also prepared on a carve-out basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations, financial position, and cash flows had it been a standalone company during the referenced periods. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

(3)	The production amounts do not include additional bauxite (approximately 3 million metric tons per annum) that Alcoa Corporation is entitled to receive (i.e. an amount in excess of its equity ownership interest) from certain other partners at the mine in Guinea.

(4)	Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by Alcoa Corporation’s rolled aluminum operations. In general, when the price of metal increases, metal price lag is favorable, and when the price of metal decreases, metal price lag is unfavorable.

(5)	Corporate expense is primarily composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities.

(6)	Other includes, among other items, the Adjusted EBITDA of previously closed operations as applicable, pension and other postretirement benefit expenses associated with closed and sold operations, and intersegment profit elimination.

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited)
(in millions, except per-share amounts)

Adjusted (Loss) Income	(Loss) Income			Diluted EPS
	Quarter ended			Quarter ended
	June 30, 2016(1)	March 31, 2017	June 30, 2017	June 30, 2016(1),(2)	March 31, 2017	June 30, 2017

Net (loss) income attributable to Alcoa Corporation	$(55)	$225	$75	$(0.29)	$1.21	$0.40

Special items:
Restructuring and other charges	8	10	12
Discrete tax items(3)	–	(2)	–
Other special items(4)	(10)	(124)	48
Tax impact(5)	8	5	(11)
Noncontrolling interest impact(5)	5	3	(8)
Subtotal	11	(108)	41

Net (loss) income attributable to Alcoa Corporation – as adjusted	$(44)	$117	$116	(0.23)	0.63	0.62
Net (loss) income attributable to Alcoa Corporation – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net (loss) income attributable to Alcoa Corporation determined under GAAP as well as Net (loss) income attributable to Alcoa Corporation – as adjusted.

(1)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the results of operations of Alcoa Corporation for the quarter ended June 30, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

(2)	Prior to November 1, 2016, Alcoa Corporation did not have any issued and outstanding publicly-traded common stock. As such, the respective basic and diluted EPS related to both Net loss attributable to Alcoa Corporation and Net loss attributable to Alcoa Corporation – as adjusted for the quarter ended June 30, 2016 were calculated based on the 182,471,195 shares of Alcoa Corporation common stock distributed on November 1, 2016 in conjunction with the completion of Alcoa Corporation’s separation from its former parent company and are considered pro forma in nature.

(3)	Discrete tax items for the quarter ended March 31, 2017 represent a net benefit for several small items.

(4)	Other special items include the following:
•

for the quarter ended June 30, 2016, a gain on the sale of an equity investment in a natural gas pipeline in Australia ($27), costs associated with the then-planned separation of Alcoa Corporation from its former parent company ($22), a benefit for an arbitration recovery related to a 2010 fire at the Iceland smelter ($14), a net unfavorable change in certain mark-to-market energy derivative contracts ($6), and a write-down of inventory related to two previously curtailed facilities ($3);

•	for the quarter ended March 31, 2017, a gain on the sale of the Yadkin Hydroelectric Project in the United States ($120) and a net favorable change in certain mark-to-market energy derivative contracts ($4); and
•	for the quarter ended June 30, 2017, an unfavorable tax impact related to the interim period treatment of operational losses in certain jurisdictions for which no tax benefit was recognized ($28), a net unfavorable change in certain mark-to-market energy derivative contracts ($17), an unfavorable impact due to the near-term power market exposure as a result of renegotiating a hedging contract related to forecasted future spot market power purchases for the Portland smelter ($13), and a favorable tax impact resulting from the difference between Alcoa’s consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($10).

(5)	The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in millions)

Adjusted EBITDA	Quarter ended
	June 30, 2016(1)	March 31, 2017	June 30, 2017

Net (loss) income attributable to Alcoa Corporation	$(55)	$225	$75

Add:
Net income attributable to noncontrolling interest	43	83	63
Provision for income taxes	68	110	99
Other (income) expenses, net	(23)	(100)	6
Interest expense	66	26	25
Restructuring and other charges	8	10	12
Provision for depreciation, depletion, and amortization	178	179	190

Adjusted EBITDA	$285	$533	$470

Special items(2)	25	–	13

Adjusted EBITDA, excluding special items	$310	$533	$483
Alcoa’s Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the results of operations of Alcoa Corporation for the quarter ended June 30, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

(2)	Special items include the following (see reconciliation of Adjusted (Loss) Income above for additional information):
•	for the quarter ended June 30, 2016, costs associated with the then-planned separation of Alcoa Corporation from its former parent company ($22) and a write-down of inventory related to two previously curtailed facilities ($3); and
•	for the quarter ended June 30, 2017, an unfavorable impact due to the near-term power market exposure as a result of renegotiating a hedging contract related to forecasted future spot market power purchases for the Portland smelter.

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in millions)

Free Cash Flow	Quarter ended
	March 31, 2017	June 30, 2017

Cash from operations	$74	$311

Capital expenditures	(71)	(88)

Free cash flow	$3	$223
Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand Alcoa Corporation’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt	March 31, 2017	June 30, 2017

Short-term borrowings	$3	$4
Long-term debt due within one year	20	19
Long-term debt, less amount due within one year	1,431	1,418
Total debt	$1,454	$1,441

Less: Cash and cash equivalents	804	954

Net debt	$650	$487
Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt.

CONTACT:
Alcoa Corporation
Investor Contact:
James Dwyer, +1 212-518-5450
James.Dwyer@alcoa.com
or
Media Contact:
Monica Orbe, +1 212-518-5455
Monica.Orbe@alcoa.com